Exhibit 99.1


Press Release

SOURCE: Optical Communication Products, Inc.

Optical Communication Products, Inc. Announces Financial Results for Second Quarter ended March 31, 2005

Woodland Hills, Calif. - (Business Wire) - April 28, 2005 - Optical Communication Products, Inc. (Nasdaq: OCPI), a manufacturer of fiber optic subsystems and modules for metropolitan area, local area and storage area networks, today reported financial results for the quarter ended March 31, 2005, which is the second quarter of OCP's fiscal year ending September 30, 2005.

Revenue for the second quarter of fiscal 2005 decreased 15.0% to $13.5 million from $15.9 million for the same period in fiscal 2004, and decreased 3.5% compared with $14.0 million for the first quarter of fiscal 2005. The net loss for the second quarter of 2005 was $1.1 million compared to a net loss of $97,000 for the same period in fiscal 2004, and a net loss of $31,000 for the first quarter of fiscal 2005. The loss for the second quarter of fiscal 2005 was $0.01 per share compared with a loss of $0.00 per share for the same period in fiscal 2004, and a loss of $0.00 per share for the first quarter of fiscal 2005. In addition, during the second quarter of fiscal 2005, the Company utilized approximately $867,000 of inventory in production that had previously been written down to zero.

"Our performance has continued to be steady, with revenue in the $13 million to $14 million range for the last few quarters and the introduction in March of several new transceiver products," said Dr. Muoi Van Tran, OCP's Chairman and CEO. "In addition, our cash position continues to be strong, with approximately $148.8 million in cash, cash equivalents and marketable securities as of March 31, 2005."

The current economic environment continues to limit the company's visibility with respect to its long-term revenue forecasts. In the short-term, revenue in the third quarter ending June 30, 2005 is expected to be within the range of $13 million to $15 million.

About Optical Communication Products

OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. For more information visit OCP's web site at www.ocp-inc.com.

OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.5% of OCP's outstanding capital stock as of March 31, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those


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detailed under "Risk Factors" and elsewhere in filings with the Securities and
Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the risks that the market downturn in the fiber optic communications market will last longer than anticipated, our customers are unable to reduce their inventory levels in the near-term, and we are unable to diversify and increase our customer base. On September 29, 2003, OCP announced that a special committee of its board of directors is evaluating strategic alternatives to enhance shareholder value and liquidity and that the special committee had retained Bear, Stearns & Co. Inc., which is advising the committee in evaluating strategic alternatives, including a special dividend, share repurchases, strategic merger or sale of the Company. Other factors that could cause OCP's actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that none of the strategic alternatives being evaluated will be implemented by OCP. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Susie Nemeti, CFO
(818) 251-7100
Optical Communication Products, Inc.


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

Optical Communication Products, Inc.
Statements Of Operations
(In thousands, except per share data)

                                              Three Months Ended March 31,                    Six Months Ended March 31,
                                           -------------------------------------         ------------------------------------
                                                2005                  2004                    2005                 2004
                                           ---------------        --------------         --------------         -------------
                                                         (Unaudited)                                  (Unaudited)

Revenue                                    $        13,527        $       15,909         $       27,551         $      29,678

Cost of Revenue                                      8,991                 8,777                 17,550                16,962
                                           ---------------        --------------         --------------         -------------

Gross Profit                                         4,536                 7,132                 10,001                12,716
                                           ---------------        --------------         --------------         -------------

Operating expenses:

        Research and development                     3,918                 4,565                  7,645                 8,818
        Sales and marketing                          1,252                 1,330                  2,454                 2,678
        General and administrative                   1,248                 1,628                  2,441                 3,224
                                           ---------------        --------------         --------------         -------------

Total expenses                                       6,418                 7,523                 12,540                14,720
                                           ---------------        --------------         --------------         -------------

Loss from operations                                (1,882)                 (391)                (2,539)               (2,004)
                                           ---------------        --------------         --------------         -------------

Other income, net                                      811                   294                  1,437                   556
                                           ---------------        --------------         --------------         -------------

Loss before income taxes                            (1,071)                  (97)                (1,102)               (1,448)

Income tax provision                                     -                     -                      -                   192
                                           ---------------        --------------         --------------         -------------

Net loss                                   $        (1,071)       $          (97)        $       (1,102)        $      (1,640)
                                           ===============        ==============         ==============         =============

Basic loss per share                       $         (0.01)       $        (0.00)        $        (0.01)        $       (0.01)
                                           ===============        ==============         ==============         =============
Diluted loss per share                     $         (0.01)       $        (0.00)        $        (0.01)        $       (0.01)
                                           ===============        ==============         ==============         =============

Basic Shares Outstanding                           112,861               112,458                112,838               112,398
                                           ===============        ==============         ==============         =============
Diluted Shares Outstanding                         112,861               112,458                112,838               112,398
                                           ===============        ==============         ==============         =============
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

Optical Communication Products, Inc.
Balance Sheets
(In thousands, except share and per share data)

                                                                                 March 31,           September 30,
                                                                               -------------        -------------
ASSETS                                                                             2005                 2004
                                                                               -------------        -------------
                                                                                (Unaudited)

Current Assets:

  Cash and cash equivalents                                                    $      83,892        $      75,423
  Marketable securities                                                               64,945               75,131
  Accounts receivable less allowance for doubtful accounts:
  $305 at March 31, 2005 and $362 at September 30, 2004                                8,144                8,566
  Inventories                                                                          9,950                8,649
  Prepaid expenses and other current assets                                              847                1,118
                                                                               -------------        -------------
Total current assets                                                                 167,778              168,887

Property, plant and equipment, net                                                    26,950               29,278
Intangible assets, net                                                                 1,352                1,802
                                                                               -------------        -------------

Total                                                                          $     196,080        $     199,967
                                                                               =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                             $       1,587        $       1,136
  Accounts payable to related parties                                                  3,652                3,325
  Accrued payroll and benefits                                                         1,069                1,989
  Accrued bonus                                                                        1,884                4,451
  Other accrued expenses                                                               1,089                1,248
  Income taxes payable                                                                   158                  158
                                                                               -------------        -------------
Total current liabilities                                                              9,439               12,307
                                                                               -------------        -------------

Other long-term liabilities                                                              400                  400

Stockholders' equity:
  Class A - common stock, $.001 par value; 200,000,000 shares authorized, 46,903,871 shares and 46,771,927 shares issued and outstanding at March 31, 2005 and September 30, 2004,
    respectively.                                                                         47                   47
  Class B - common stock $.001 par value; 66,000,000 shares authorized,
    66,000,000 shares issued and outstanding at March 31, 2005
    and September 30, 2004.                                                               66                   66
  Additional paid-in capital                                                         133,000              132,917
  Retained earnings                                                                   53,128               54,230
                                                                               -------------        -------------
          Total stockholders' equity                                                 186,241              187,260
                                                                               -------------        -------------

Total                                                                          $     196,080        $     199,967
                                                                               =============        =============
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